EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES SALE OF
CARDIAC SURGERY AND VASCULAR SURGERY BUSINESSES

Natick, MA (November 5, 2007) -- Boston Scientific Corporation (NYSE: BSX) today announced the signing of a definitive agreement for the sale of its Cardiac Surgery and Vascular Surgery businesses to the Getinge Group, a global provider of healthcare equipment and systems.  The transaction will be for a cash price of $750 million and is expected to close within the next 45-90 days, subject to regulatory approvals and customary conditions.  The Company announced its intent to sell the Cardiac Surgery and Vascular Surgery businesses on August 16, as part of its plan to divest non-strategic assets and increase shareholder value.

Boston Scientific acquired the Cardiac Surgery business in April 2006 as part of the Guidant transaction.  The Cardiac Surgery business is a leading developer of medical technologies designed for use in surgical cardiac procedures, including beating-heart bypass surgery systems and endoscopic vessel harvesting for coronary bypass surgery.  The business employs approximately 450 people.  Boston Scientific acquired the Vascular Surgery business in 1995.  The Vascular Surgery business develops synthetic grafts and patches used to surgically treat vascular disease, including the repair of abdominal aortic aneurysms and peripheral vascular anatomy.  The business has approximately 250 employees.  The combined revenues of the two businesses in 2006 were approximately $275 million.

“Working with the talented employees of the Cardiac Surgery and Vascular Surgery businesses, our goal is to drive growth and bring new technologies to these markets, ultimately benefiting cardiac and vascular surgeons and their patients,” said Johan Malmquist, President and Chief Executive Officer of the Getinge Group of Stockholm, Sweden.  “We are excited to complement our existing portfolio with these valuable businesses, each of which brings leading market positions and impressive product lines.”

“This transaction completes a previously announced element of our plan to divest non-strategic assets, focus on our core businesses and increase shareholder value,” said Jim Tobin, President and Chief Executive Officer of Boston Scientific.  “We deeply appreciate the contributions our Cardiac Surgery and Vascular Surgery employees have made to Boston Scientific, our customers and their patients.  We know they will continue to serve customers and patients well going forward.”

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties.  For more information, please visit: www.bostonscientific.com.

The Getinge Group is a leading global provider of equipment and systems to customers within health care, extended care and pharmaceutical industries/laboratories.  The Group reported pro forma revenues of approximately $2.2 billion in 2006.  The Group comprises three business areas:  Medical Systems (systems for surgery and intensive care), Infection Control (system equipment for disinfection and sterilization) and Extended Care (care ergonomics).  The Group currently maintains leading positions within the majority of the company’s product lines.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our divestiture of non-strategic assets, our restructuring initiatives, our operational strategy, our financial performance and our growth strategy.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; disposition of non-strategic assets and, future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:          Paul Donovan
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508-667-5165 (mobile)
Media Relations
Boston Scientific Corporation

Dan Brennan
508-650-8538 (office)
617-459-2703 (mobile)
Investor Relations
Boston Scientific Corporation